                                                                    Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Genesis Health Ventures, Inc.

We consent to the use of our reports on the consolidated financial statements of Genesis Health Ventures, Inc. and subsidiaries at September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997 and the related schedules included in the Genesis Health Ventures, Inc. Annual Report on Form 10-K, as amended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Genesis Health Ventures, Inc. and Vitalink Pharmacy Services, Inc.



                                             /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
July 27, 1998

                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Genesis Health Ventures, Inc.

We consent to the use of our reports on the consolidated financial statements of The Multicare Companies, Inc. and subsidiaries as of December 31, 1996 and
1995, and for each of the years in the three-year period ended December 31, 1996 and the related schedules included in The Multicare Companies, Inc. 1996 Annual Report on Form 10-K incorporated herein by reference in Genesis' Form 8-K/A dated December 23, 1997, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Genesis Health Ventures, Inc. and Vitalink Pharmacy Services, Inc.


                                         /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
July 27, 1998